UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2016

BioMarin Pharmaceutical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro

San Rafael, CA 94901

(Address of Principal Executive Offices, Including Zip Code)

(415) 506-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on October 1, 2015, BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”) entered into a Termination and Transition Agreement with Ares Trading, S.A., a corporation organized under the laws of Switzerland (“Merck Serono”), as amended and restated on December 23, 2015 (the “A&R Kuvan Agreement”), to terminate the Development, License and Commercialization Agreement, dated May 13, 2005, as amended (the “License Agreement”), between BioMarin and Merck Serono, including the license granted in the License Agreement from BioMarin to Merck Serono related to the approved pharmaceutical product referred to as Kuvan®. Also on October 1, 2015, BioMarin and Merck Serono entered into a Termination Agreement (the “Pegvaliase Agreement”) to terminate the license granted in the License Agreement from BioMarin to Merck Serono related to the investigational medicinal product referred to as pegvaliase. On January 1, 2016, pursuant to the A&R Kuvan Agreement and the Pegvaliase Agreement, the Company completed the acquisition from Merck Serono and its affiliates of certain rights and other assets, and the assumption from Merck Serono and its affiliates of certain liabilities, in each case with respect to Kuvan and pegvaliase. As a result, BioMarin and Merck Serono have no further rights or obligations under the License Agreement with respect to pegvaliase. The License Agreement will continue in effect in order to complete the transfer of certain assets related to Kuvan on a country-by-country basis upon the transfer of certain regulatory approvals to BioMarin, but in no event later than December 31, 2016.

Pursuant to the A&R Kuvan Agreement, BioMarin paid Merck Serono €340,000,000, in cash, and may pay Merck Serono up to a maximum of €60,000,000, in cash, if future sales milestones are met. Pursuant to the Pegvaliase Agreement, BioMarin will pay Merck Serono up to a maximum of €125,000,000, in cash, if future development milestones are met. Merck Serono will transfer certain inventory, regulatory materials and approvals, and intellectual property rights to BioMarin and perform certain transition services for BioMarin.

The foregoing is a summary description of the terms of the A&R Kuvan Agreement and the Pegvaliase Agreement does not purport to be complete, and it is qualified in its entirety by reference to the full text of the A&R Kuvan Agreement and the Pegvaliase Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, with confidential terms redacted.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Any financial statements to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Any pro forma financial information to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

No.	Description

2.1*	Amended and Restated Termination and Transition Agreement, dated as of December 23, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

2.2*	Termination Agreement, dated as of October 1, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

2.3*	Termination and Transition Agreement, dated as of October 1, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.

Date: January 7, 2016	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

No.	Description

2.1*	Amended and Restated Termination and Transition Agreement, dated as of December 23, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

2.2*	Termination Agreement, dated as of October 1, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

2.3*	Termination and Transition Agreement, dated as of October 1, 2015, between BioMarin Pharmaceutical Inc. and Ares Trading S.A. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the SEC.

*	Filed herewith